UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Act of 1934 Date of Report (Date of earliest event reported): October 29, 2004
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                      SECURED DIVERSIFIED INVESTMENT, LTD.
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             (Exact name of registrant as specified in its charter)

                                     Nevada
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         (State or other jurisdiction of incorporation or organization)

          0-30653                                      80-0068489
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  (Commission File Number)                  (IRS Employer Identification No.)

            5030 Campus Drive
        Newport Beach, California                           92660
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  (Address of Principal Executive Offices)               (Zip Code)

     Registrant's telephone number, including area code: (949) 851-1069
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Item 2.01. Completion of Disposition of Assets.

      On October 29, 2004, the Company completed the sale of the Spencer Springs Retail Center in Las Vegas, Nevada, to Roger Anderson, an unaffiliatd person. The sales price was approximately $3,875,000, consisting of assumption of an existing loan in the principal amount of approximately $2,250,000, a note from the buyer in the amount of $950,000 and $675,000 in cash. The buyer's promissory note is secured by a second trust deed on Spencer Springs and bears interest at an annual rate of 7%. The note is due and payable in full in three years.

Item 9.01. Exhibits

      9.01  Purchase Agreement and Escrow Instuctions for Sale of Spencer
            Springs.

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                                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004

SECURED DIVERSIFIED INVESTMENT, LTD.


By: /s/ CLIFFORD L. STRAND
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Clifford L. Strand, President
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                                    Exhibits

9.01        Purchase Agreement and Escrow Instuctions for Sale of Spencer
            Springs.